Exhibit 99.2

VERMILION ENERGY INC.

DEFERRED SHARE UNIT PLAN

The board of directors (the "Board") of Vermilion Energy Inc. (the "Corporation") has established this Vermilion Deferred Share Unit Plan (the "Plan") governing the issuance of DSUs (as defined herein) of the Corporation to non-employee directors and other specified non-employee service providers of the Corporation and its Affiliates (as defined herein).

1.	Purposes

The principal purposes of the Plan are as follows:

(a)	to strengthen the ability of the Corporation and its Affiliates to retain qualified non-employee directors and other specified non-employee service providers which the Corporation and its Affiliates require;

(b)	to provide a competitive long-term incentive program to attract qualified non-employee directors and other specified non-employee service providers which the Corporation and its Affiliates require; and

(c)	to promote a proprietary interest in the Corporation through share ownership thereby aligning the interests of non-employee directors and other specified non-employee service providers with shareholders.

2.	Definitions

As used in this Plan, the following words and phrases shall have the meanings indicated:

(a)	"Adjustment Ratio" means, with respect to any DSUs, the ratio used on each Dividend Payment Date to adjust the number of Reference Shares underlying a DSU in accordance with the terms of the Plan; and, in respect of each DSU, the Adjustment Ratio shall initially be equal to one, and shall be cumulatively adjusted thereafter on each Dividend Payment Date by increasing the Adjustment Ratio on each Dividend Payment Date by an amount, rounded to the nearest six decimal places, equal to a fraction having as its numerator the Dividend, expressed as an amount per Common Share, paid on that Dividend Payment Date, and having as its denominator the DRIP Investment Price;

(b)	"Affiliate" has the meaning set forth in the Securities Act (Alberta) and shall also include Vermilion Resources partnership and any other partnership, corporation or other entity directly or indirectly controlled by the Corporation;

(c)	"Annual Remuneration" means the aggregate annual retainer or fee payable to a Designated Participant;

(d)	"Associate" has the meaning set forth in the Securities Act (Alberta);

(e)	"Black-Out Period" has the meaning set forth in Section 5(g);

(f)	"Business Day" means any day other than a Saturday, a Sunday or a statutory holiday in the Province of Alberta;

(g)	"Change of Control" means the occurrence of any of:

(i)	the purchase or acquisition of Common Shares of the Corporation and/or securities convertible into Common Shares of the Corporation or carrying the right to acquire Common Shares of the Corporation ("Convertible Securities") as a result of which a Person, group of Persons or Persons acting jointly or in concert, or any Affiliates or Associates of any such Person, group of Persons or any of such Persons acting jointly or in concert (collectively the "Holders") beneficially own or exercise control or direction over Common Shares and/or Convertible Securities of the Corporation that, assuming the conversion of the Convertible Securities beneficially owned by the Holders thereof, would have the right to cast more than 33 1/3% of the votes attached to all Common Shares of the Corporation; or

(ii)	approval by the Shareholders of the Corporation of:

(i)	an amalgamation, arrangement, merger or other consolidation or combination of the Corporation with another corporation or other entity pursuant to which the Shareholders of the Corporation immediately prior to such transaction own securities of the successor or continuing corporation or other entity following completion of such transaction that would entitle them to cast less than 50% of the votes attaching to all of the common shares or other voting shares in the capital of the successor or continuing corporation or other entity;

(ii)	a liquidation, dissolution or winding-up of the Corporation; or

(iii)	the sale, lease or other disposition of all or substantially all of the assets of the Corporation; or

(iii)	the election at a meeting of the Corporation's Shareholders of a number of directors of the Corporation, who were not director nominees proposed to the Corporation's Shareholders by the Corporation's prior Board, and would represent a majority of the Board; or

(iv)	the appointment of a number of directors which would represent a majority of the Board and which were nominated by any holder of Common Shares of the Corporation or by any group of holders of Common Shares of the Corporation acting jointly or in concert and not approved by the Corporation's prior Board, but for certainty shall not include an Unsolicited Bid;

(h)	"Committee" means a committee of the Board;

(i)	"Common Shares" means common shares in the capital of the Corporation;

(j)	"Date of Termination" means the actual date a Designated Participant ceases to be a director of, or non-employee service provider to, the Corporation or any Affiliate, as applicable;

(k)	"Deferred Share Unit" or "DSU" means a unit designated as a deferred share unit representing a right to receive a payment equal to the Fair Market Value of a Common Share, in the manner and subject to the terms and provisions set forth in the Plan;

(l)	"Designated Broker" means one or more brokers designated by the Corporation who is "independent" (within the meaning of the Company Manual of the Exchange) from the Corporation and its Affiliates;

(m)	"Designated Participant" means each Director, the Corporate Secretary of the Corporation, and any other non-employee service providers of the Corporation or any Affiliate designated by the Board to participate in the Plan and who are to receive Annual Remuneration;

(n)	"Director" means a non-employee director of the Corporation or any Affiliate;

(o)	"Dividend" means a dividend paid by the Corporation in respect of the Common Shares, expressed as an amount per Common Share;

(p)	"Dividend Payment Date" means any date that a Dividend is paid to Shareholders;

(q)	"Dividend Record Date" means the applicable record date in respect of any Dividend used to determine the Shareholders entitled to receive such Dividend;

(r)	"DRIP" means the Premium DividendTM and Dividend Reinvestment Plan of the Corporation dated effective June 1, 2018, as amended on May 28, 2018 and as may be further amended, supplemented, suspended or terminated;

(s)	"DRIP Investment Price" has the meaning set forth in the DRIP;

(t)	"DSU Account" means a bookkeeping account maintained by the Corporation in the name of each Designated Participant showing the number of DSUs credited to such Designated Participant that have not been redeemed or terminated in accordance with the terms of the Plan;

(u)	"Effective Date" has the meaning set forth in Section 14;

(v)	"Election Form" has the meaning set forth in Section 4(b);

(w)	"Exchange" means: (i) in respect of a Designated Participant that is not a resident of the United States, the Toronto Stock Exchange (or if the Common Shares are not then listed on the Toronto Stock Exchange, such other stock exchange on which the Common Shares are then listed and posted for trading from time to time); or (ii) in respect of a Designated Participant that is a resident of the United States, the NYSE (or if the Common Shares are not then listed and posted for trading on the NYSE, the Toronto Stock Exchange);

(x)	"Fair Market Value" with respect to a Common Share, as at any date, means:

(i)	where the Common Shares are then listed and posted for trading on the Exchange, the weighted average of the prices at which the Common Shares traded on the Exchange (or, if the Common Shares are not then listed and posted for trading on the Exchange, on such stock exchange in Canada on which the Common Shares are then listed and posted for trading as may be selected for such purpose by the Board) for the five (5) trading days on which the Common Shares traded on the Exchange immediately preceding such date;

(ii)	where the Common Shares are not then listed and posted for trading on any stock exchange, the Fair Market Value shall be the fair market value of the Common Shares as determined by the Board in its discretion, acting reasonably and in good faith; or

(iii)	where a Change of Control or Unsolicited Bid has occurred or completed, as the case may be, after the date hereof, the Fair Market Value shall be equal to the following, as applicable:

(A)	the per share amount of cash paid to a Shareholder pursuant to such Change of Control or Unsolicited Bid in respect of a Common Share then held by such Shareholder; or

(B)	the weighted average of the prices at which the shares (or other securities as applicable) received by Shareholders pursuant to the Change of Control or Unsolicited Bid traded on the Exchange (or such other exchange on which such shares (or other securities as applicable) are then listed and posted for trading from time to time) for the five (5) trading days on which the shares (or other securities as applicable) traded on the said exchange immediately preceding such date;

(y)	"Grant Date" means, with respect to a DSU, the last day of each calendar quarter in a particular calendar year (except in the case of the last calendar quarter, where "Grant Date" means, with respect to a DSU, December 15);

(z)	"Insider" means those insiders who are "reporting insiders" as defined in National Instrument 55-104 - Insider Reporting Requirements and Exemptions;

(aa)	"Market Purchased Shares" means Common Shares acquired through the facilities of the applicable Exchange in accordance with the bylaws, regulations and policies of the applicable Exchange;

(bb)	"Meeting Fees" means any meeting fees payable to a Designated Participant;

(cc)	"NYSE" means the New York Stock Exchange;

(dd)	"Person" means any individual, corporation, limited liability corporation, limited or general partnership, joint venture, association, joint-stock corporation, trust, plan, unincorporated organization or government or any agency or political subdivisions thereof;

(ee)	"Redemption Date" has the meaning set forth in Section 5(d)(i);

(ff)	"Redemption Deadline" has the meaning set forth in Section 5(d)(ii);

(gg)	"Redemption Notice" has the meaning set forth in Section 5(d)(i);

(hh)	“Reference Shares” means a bookkeeping entry recorded in the DSU Account of each Designated Participant to evidence the number of Common Shares notionally covered by a DSU, where each Reference Shares has the same value as one Common Share;

(ii)	"Security Based Compensation Arrangement" shall have the meaning set forth in the Company Manual of the Exchange;

(jj)	"Shareholder" means a holder of Common Shares;

(kk)	"Share Ownership Requirement" means the share ownership requirement specified in the policies of the Corporation (as may be revised from time to time by the Board) applicable to the particular Designated Participant;

(ll)	"Tax Act" means the Income Tax Act (Canada) and any regulations thereto, as may be amended from time to time;

(mm)	"Unsolicited Bid" means those circumstances in which an offer is made generally to the holders of Common Shares in one or more jurisdictions to acquire directly or indirectly the Common Shares of the Corporation and which is in the nature of a "takeover bid" as defined in National Instrument 62-104 – Take-Over Bids and Issuer Bids and, where the Common Shares are listed and posted for trading on a stock exchange, not exempt from the formal bid requirements of the Securities Act (Alberta), by a person who neither the Board nor management of the Corporation solicited, sought out or otherwise arranged for the offeror party to make such offer;

(nn)	"U.S. Participant" has the meaning set forth in the U.S. Terms and Conditions; and

(oo)	"U.S. Terms and Conditions" means the additional terms and conditions for U.S. Participants attached hereto as Schedule "C".

3.	Administration

The Plan shall be administered by the Board or a Committee of the Board as the Board considers appropriate from time to time. The composition of the Committee shall at all times comply with any applicable requirements of the Exchange.

The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation:

(a)	the authority to recommend grants of DSUs;

(b)	to determine the Fair Market Value of the Common Shares on any date;

(c)	to determine the Designated Participants to whom, and the time or times at which, DSUs shall be granted;

(d)	to prescribe, amend and rescind rules and regulations relating to the Plan;

(e)	to interpret the Plan;

(f)	to determine whether to settle any DSUs by delivery to the Designated Participants either (i) a cash payment equal to the Fair Market Value of the Reference Shares underlying such DSU (as adjusted in accordance with the terms hereof) or (ii) Common Shares; and

(g)	to make all other determinations deemed necessary or advisable for the administration of the Plan.

The recommendations and determinations of the Committee shall be subject to review and approval by the Board. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, including without limitation delegation to a third-party agent or trustee the authority to acquire Common Shares for delivery to Designated Participants in accordance with the Plan, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.

4.	Elections

(a)	Subject to Section 4(d) and any other requirement imposed on a Designated Participant by the Board to receive a specified value or specified minimum value of his or her Annual Remuneration in the form of DSUs, a Designated Participant shall elect to receive such Annual Remuneration and Meeting Fees in the form of DSUs, cash or Market-Purchased Shares or a combination thereof as provided in Section 4(b).

(b)	A Designated Participant shall, in respect of each particular calendar year and the Annual Remuneration and Meeting Fees for that year, elect by delivering to the Corporation a written notice in the form of Schedule "A" attached hereto (the "Election Notice") specifying an amount (expressed as a percentage) of the Annual Remuneration and Meeting Fees to be received by such Designated Participant in that particular calendar year in the form of DSUs, cash or Market-Purchased Shares or a combination thereof. In the case of an existing Designated Participant, an Election Notice must be completed, signed and delivered to the Corporation by no later than the last Business Day prior to the end of the calendar year preceding the calendar year to which such election is to apply. In the case of a newly appointed or elected Director or other new Designated Participant, an Election Notice must be completed, signed and delivered to the Corporation as soon as possible, and, in any event, no later than 30 days after the Designated Participant’s appointment or election, with such Election Notice to be effective as of the first day of the calendar quarter immediately following the date of the Corporation’s receipt of the Election Notice and shall continue in effect until the last day of the calendar year in which such new Designated Participant is appointed or elected.

(c)	If a Designated Participant fails to elect by written notice delivered to the Corporation by the applicable date set out in Section 4(b), such Designated Participant shall be deemed to have elected to receive one hundred percent (100%) of the Designated Participant’s Annual Remuneration for the particular year in the form of DSUs and Meeting Fees for that particular year in the form of cash.

(d)	If a Designated Participant is subject to Share Ownership Requirement and has not yet met the Share Ownership Requirement, that Designated Participant is required to elect to receive a minimum of 50% of his or her Annual Remuneration in the form of DSUs. If a Designated Participant is subject to Share Ownership Requirement and has met the Share Ownership Requirement, such Designated Participant is required to elect to receive a minimum of 25% of his or her Annual Remuneration in the form of DSUs.

(e)	A Designated Participant shall only file one Election Notice in respect of his or her Annual Remuneration and Meeting Fees for any particular calendar year, which Election Notice shall be irrevocable for that particular calendar year.

(f)	If a Designated Participant elects to receive all or any portion of his or her Annual Remuneration or Meeting Fees in the form of cash and/or Market-Purchased Shares:

(i)	any Market-Purchased Shares shall be acquired through the facilities of the applicable Exchange in accordance with the by-laws, regulations and policies of the applicable Exchange through a Designated Broker, in which case the Corporation will provide the Designated Broker with an amount of cash sufficient to purchase the number of Common Shares to which the Designated Participant is entitled, less the amount of cash withheld pursuant to Section 11; and

(ii)	any cash, less the amount of cash withheld pursuant to Section 11, shall be paid by the Corporation to the Designated Participant;

in either case on a quarterly basis in arrears determined as of the last day of each calendar quarter (except in the case of the last calendar quarter, where such determination shall be made as of December 15) and, in respect of a particular Designated Participant, prorated in and for the calendar quarter in which that particular Designated Participant ceased to be a Designated Participant (for the period during that quarter such Designated Participant served as a Designated Participant).

5.	Terms and Conditions of DSUs

Each DSU granted under the Plan shall be subject to the terms and conditions of the Plan (and where the Designated Participant is a U.S. Participant, the U.S. Terms and Conditions), and shall comply with and be subject to the requirements of the Exchange and the following terms and conditions (and with such other terms and conditions not inconsistent with the terms of this Plan as the Committee or the Board, in its discretion, shall establish:

(a)	DSU Account

(i)	the Corporation shall at all times maintain or cause to be maintained a DSU Account for each Designated Participant, and all DSUs shall be credited to a DSU Account as of the applicable Grant Date; and

(ii)	the number of DSUs to be credited to a Designated Participant’s DSU Account as of a particular Grant Date shall be determined by dividing the portion of the Designated Participant’s Annual Remuneration and Meeting Fees for the applicable calendar year elected to be received in the form of DSUs (expressed as a dollar amount) by the Fair Market Value per Common Share on the particular quarterly Grant Date, prorated in respect of a particular Designated Participant that ceases to be a Designated Participant in and for the calendar quarter in which that particular Designated Participant ceased to be a Designated Participant (for the period during that year such Designated Participant served as a Designated Participant). In all cases, the DSUs granted shall have the same value on the particular Grant Date as the cash amount of the Designated Participant’s Annual Remuneration and Meeting Fees for which such DSUs are being granted.

(b)	Number of Common Shares Issuable Pursuant to DSUs

(i)	Notwithstanding the election made, or deemed to have been made, by a Designated Participant pursuant to Section 4: (i) no one Designated Participant may be granted any DSUs which, together with all DSUs then held by such Designated Participant, would entitle such Designated Participant to receive a number of Common Shares which is greater than five percent (5%) of the outstanding Common Shares, calculated on an undiluted basis; and (ii) the number of Common Shares (A) issued to Designated Participant and any other Insiders of the Corporation, within any one year period, and (B) issuable to Designated Participant and any other Insiders of the Corporation, at any time, in each case under the Plan or when combined with all other Security Based Compensation Arrangements of the Corporation, shall not exceed 10% of the Corporation's total issued and outstanding Common Shares. The foregoing determinations shall be made on the assumption that the Board will exercise its discretion to settle all DSUs by way of delivery of Common Shares.

(ii)	Any Common Shares to be delivered to a Designated Participant on a Redemption Date in satisfaction of a DSU that is settled by delivery of Common Shares (as determined by the Board in its sole discretion) shall, in the sole discretion of the Board, either:

(A)	be acquired through the facilities of the applicable Exchange in the same manner as Market-Purchased Shares pursuant to Section 4(f)(i); or

(B)	subject to the prior approval of the Shareholders and the applicable Exchange, issued by the Corporation from treasury, in which case, the number of Common Shares reserved for issuance from time to time pursuant to DSUs and all other Security Based Compensation Arrangements shall be equal to 3.5% of the aggregate number of issued and outstanding Common Shares, calculated on an undiluted basis; provided, however, that the Corporation shall not issue more than an aggregate of 300,000 Common Shares pursuant to the Plan in any one calendar year.

(c)	Vesting – DSUs will be fully vested upon being credited to a Designated Participant’s DSU Account in accordance with Section 5(a), and the Designated Participant’s entitlement to receive such DSUs shall not be subject to satisfaction of any requirements as to any minimum period of membership on the Board.

(d)	Redemption of DSUs

(i)	At any date prior to a Designated Participant’s Date of Termination (or, where the Designated Participant is a U.S. Participant, by the prescribed date in the U.S. Terms and Conditions), a Designated Participant (or the legal representative in the case of a deceased Designated Participant) may elect up to two separate dates as of which either a portion (specified in whole percentages or number of DSUs) or all of the DSUs credited to that Designated Participant’s DSU Account shall be redeemed (each such date being a "Redemption Date") by filing with the Corporation, where the Designated Participant is not a U.S. Participant, a written notice in the form of Schedule "B" attached hereto, and where the Designated Participant is a U.S. Participant, a written notice in the form of Exhibit A to Schedule "C" attached hereto (in either case, a "Redemption Notice"). A Designated Participant who wishes to elect two separate Redemption Dates may complete one Redemption Notice specifying both Redemption Dates, or may file two separate Redemption Notices, provided that Designated Participant does so on a timely basis in accordance with Section 5(d)(ii).

(ii)	No Redemption Date elected by a Designated Participant pursuant to Section 5(d)(i) shall:

(A)	be prior to that Designated Participant’s Date of Termination;

(B)	fall within a Black-Out Period;

(C)	be later than December 15 of the next calendar year after that Designated Participant’s Date of Termination (the "Redemption Deadline"); or

(D)	be before the date on which such Redemption Notice is filed with the Corporation.

(iii)	If a Designated Participant fails to file a Redemption Notice before the applicable Date of Termination (or, where the Designated Participant is a U.S. Participant, by the prescribed date in the U.S. Terms and Conditions) or fails to elect a Redemption Date(s) within the parameters specified in Section 5(d)(ii), as the case may be, such Designated Participant will be deemed to have filed a single Redemption Notice electing to redeem all of the DSUs credited to that Designated Participant’s DSU Account on a single Redemption Date which shall, subject to Section 5(d)(vi), be the date which is six months after that Designated Participant’s Date of Termination.

(iv)	As of and effective upon the date that is as soon as practicable after a Redemption Date and in any event no later than the applicable Redemption Deadline, the Corporation shall, subject to 5(d)(vi), satisfy the DSUs to be redeemed on the Redemption Date by, at the election of the Board at any time prior to the date of payment, (A) delivery of an aggregate number of Common Shares equal to the number of DSUs credited to the applicable Designated Participant’s DSU Account as of the Redemption Date (as adjusted pursuant to the Plan); (B) making a cash payment equal to the aggregate Fair Market Value of such Common Shares as at the Redemption Date or (C) a combination thereof.

(v)	Subject to Section 5(d)(vi), Section 11, the restriction on discretion during a Black-Out Period below, and, where the Designated Participant is a U.S. Participant, the U.S. Terms and Conditions, the Board may elect in its sole discretion in respect of any Redemption Date (other than a Redemption Date that occurs during a Black-Out Period in which case no discretion shall be exercisable and payment in respect of the applicable DSUs shall be made by delivering a cash payment in accordance with Section 5(d)(iv) above), to deliver or pay (as applicable) on the Redemption Date to the Designated Participant to whom such DSUs were granted (A) the number of Common Shares (issued from treasury) equal to the number of DSUs credited to the Designated Participant’s DSU Account as of the Redemption Date (as adjusted pursuant to the Plan); (B) a cash amount equal to the aggregate Fair Market Value of such Common Shares as at the Redemption Date; or (C) a combination thereof, in each case in consideration for the surrender by the Designated Participant to the Corporation of the DSUs.

(vi)	Notwithstanding any other provision of the Plan, all amounts payable to, or in respect of, a Designated Participant hereunder, including, without limitation, delivery of Common Shares or a cash payment, shall be paid on or before the Redemption Deadline.

(vii)	For greater certainty, the Board shall have complete discretion to elect whether to settle DSUs in cash, in Common Shares or in any combination of cash and Common Shares and may exercise its discretion at any time prior to the date upon which DSUs are settled.

(e)	Fractions - Where the Board exercises its discretion to settle a DSU by way of delivery of Common Shares and the determination of the number of Common Shares to be delivered to a Designated Participant pursuant to a DSU in respect of a particular Redemption Date would result in the issuance of a fractional Common Share, provided that such fractional Common Share as contained in an DSU Account is transferred to a similar bookkeeping account maintained by the Corporation in the name of the Designated Participant or a trustee on behalf of such Designated Participant, the number of Common Shares delivered on the Redemption Date may be delivered as fractional Common Shares. Otherwise, the number of fractional Common Shares delivered on the Redemption Date shall be rounded down to the next whole number of Common Shares and a cash payment shall be made to the Designated Participant in lieu of any such fractional interest in a Common Share being issued.

(f)	Cancellation of DSUs – Upon the occurrence of the Redemption Date with respect to the DSUs of a particular Designated Participant, the DSUs in that Designated Participant’s DSU Account (as adjusted pursuant to the Plan) to be redeemed on that Redemption Date shall automatically be cancelled immediately following payment or satisfaction of such DSUs.

(g)	Black-Out Periods – If the exemption from insider trading rules for participation in an "automatic plan" ceases to exist and in the event that the Redemption Date falls within a period of time imposed by the Corporation, pursuant to the Corporation's policies, upon certain designated persons during which those persons may not trade in any securities of the Corporation (a "Black-Out Period") (not including Black-Out Periods imposed due to a cease trade order), then the Redemption Date, as applicable (and, where the applicable Designated Participant is a U.S. Participant, subject to the U.S. Terms and Conditions), shall be ten (10) Business Days from the date any Black-Out Period ends.

6.	Adjustments

(a)	Effect of Certain Changes – In the event:

(i)	of any change in the Common Shares through subdivision, consolidation, reclassification, amalgamation, merger or otherwise;

(ii)	that any rights are granted to Shareholders to purchase Common Shares at prices substantially below Fair Market Value; or

(iii)	that, as a result of any recapitalization, merger or consolidation, the Common Shares are converted into or exchangeable for any other securities;

then, in any such case and subject to the prior approval of the Exchange, if required, the Board may make such adjustments to the Plan and to any DSUs outstanding under the Plan as the Board may, in its sole discretion, consider appropriate in the circumstances to prevent substantial dilution or enlargement of the rights granted to Designated Participants hereunder.

(b)	Dividends – As soon as possible after any Dividend Payment Date, the Corporation shall determine the Adjustment Ratio applicable to such Dividend and shall forthwith credit each DSU Account by the Adjustment Ratio.

7.	Rights as a Shareholder

Unless and until Common Shares are delivered to a Designated Participant pursuant to any DSU or any election to receive Market-Purchased Shares, as applicable, in accordance with the Plan, that Designated Participant shall not possess any incidents of ownership of such Common Shares including, for greater certainty and without limitation, the right to receive dividends on such Common Shares and the right to exercise voting rights in respect of such Common Shares. Where the Board exercises its discretion to settle a DSU by way of delivery of Common Shares, such Designated Participant shall only be considered a Shareholder in respect of such Common Shares when the issuance or receipt of such Common Shares has been entered upon the applicable share register(s).

8.	Non-Transferability

Common Shares, if any, or cash payments deliverable pursuant to the Plan shall only be delivered to a Designated Participant personally except that if a Designated Participant dies, Common Shares, if any, or cash payments may be delivered to the Designated Participant’s estate. Except for the foregoing and as otherwise provided in this Plan, no assignment, sale, transfer, pledge or charge of a DSU, whether voluntary, involuntary, by operation of law or otherwise, vests any interest or right in such DSU whatsoever in any assignee or transferee and, immediately upon any assignment, sale, transfer, pledge or charge or attempt to assign, sell, transfer, pledge or charge, such DSU shall terminate and be of no further force or effect.

9.	Amendment and Termination of Award Plan

The Corporation retains the right to amend from time to time or to suspend, terminate or discontinue the terms and conditions of the Plan and the DSUs granted hereunder by resolution of the Board. Any amendments shall be subject to the prior consent of any applicable regulatory bodies, including the Exchange, as may be required. Any amendment to the Plan shall take effect only with respect to DSUs granted after the effective date of such amendment, provided that it may apply to any outstanding DSUs with the mutual consent of the Corporation and the Designated Participants to whom such DSUs have been granted. The Board of Directors shall have the power and authority to approve amendments relating to the Plan or to DSUs, without further approval of the Shareholders, to the extent that such amendment:

(a)	is for the purpose of curing any ambiguity, error or omission in the Plan or to correct or supplement any provision of the Plan that is inconsistent with any other provision of the Plan;

(b)	is necessary to comply with applicable law or the requirements of any stock exchange on which the Common Shares are listed;

(c)	is an amendment to the Plan respecting administration and eligibility for participation under the Plan;

(d)	is an amendment pursuant to Section 7 of Schedule "C" attached hereto; or

(e)	is an amendment to the Plan of a "housekeeping nature";

provided that in the case of any alteration, amendment or variance referred to in this Section 9 the alteration, amendment or variance does not:

(i)	increase the maximum number of Common Shares issuable under the Plan;

(ii)	amend the limits on Designated Participant participation;

(iii)	result in a material or unreasonable dilution in the number of outstanding Common Shares or any material benefit to a Designated Participant;

(iv)	change the class of eligible participants to the Plan which would have the potential of broadening or increasing participation by Insiders of the Corporation;

(v)	amend the amendment provision of the Plan; or

(vi)	make any amendment to the Plan that permits a Designated Participant to transfer DSUs to any person, other than in the case of the death of the Designated Participant.

10.	Provisions for Foreign Participants

The Corporation may, without amending the Plan, modify the terms of DSUs granted to Designated Participants who are foreign nationals or who provide services to the Corporation or any Affiliate from outside of Canada in order to comply with the applicable laws of such foreign jurisdictions.

11.	Withholding Taxes

When a Designated Participant or other person becomes entitled to receive payment in respect of any DSU pursuant to the Plan, the Corporation shall have the right to and shall withhold on behalf of the Designated Participant or such other person an amount sufficient to satisfy any withholding tax requirements relating thereto and the Corporation shall remit, on behalf of the Designated Participant or such other person, an amount of cash sufficient to satisfy any withholding tax requirements relating thereto. Unless otherwise prohibited by applicable law, satisfaction of the withholding tax obligation shall be accomplished by (as applicable): (i) the withholding of a cash amount sufficient to satisfy the total withholding tax obligation; or (ii) the withholding and automatic sale of a number of Common Shares (from any Common Shares otherwise deliverable to the Designated Participant in accordance with the terms of the Plan) having a Fair Market Value, determined as of the date the withholding tax obligation arises, sufficient to satisfy the total withholding tax obligation.

12.	Miscellaneous

(a)	Effect of Headings – The section and subsection heading contained herein are for convenience only and shall not affect the construction hereof.

(b)	Compliance with Legal Requirements - The Corporation shall not be obliged to deliver any Common Shares or make any cash payment if such delivery or payment (as applicable) would violate any law or regulation or any rule of any government authority or stock exchange. The Corporation, in its sole discretion, may postpone the payment in respect of any DSU (whether in the form of cash or Common Shares) or pursuant to any election to receive Market-Purchased Shares, as applicable, as the Board may consider appropriate, and may require any Designated Participants to make such representations and furnish such information as it may consider appropriate in connection with the payment of any cash or the delivery of any Common Shares in compliance with applicable laws, rules and regulations. The Corporation shall not be required to qualify for resale pursuant to a prospectus or similar document any Common Shares delivered under the Plan, provided that, if required, the Corporation shall notify the Exchange, the NYSE and any other appropriate regulatory bodies in Canada of the existence of the Plan and the granting of DSUs hereunder in accordance with any such requirements. In case of the Board exercises its discretion to issue Common Shares upon settlement of DSUs granted to a Designated Participant resident in the United States of America, such issuance shall be contingent upon receipt of completed representations as set forth in Schedule "D" attached hereto.

(c)	No Right to Continued Membership on the Board – Nothing in the Plan shall confer upon any Designated Participant the right to continue in the service as a Director or as a non-employee service provider, as the case may be, to be entitled to any remuneration or benefits not set forth in the Plan or to interfere with or limit in any way the right of the Corporation or an Affiliate to terminate the service of a Director or a non-employee service provider, as the case may be.

(d)	Ceasing to be an Affiliate – Except as otherwise provided in this Plan, DSUs granted under this Plan shall not be affected by any change in the relationship between or ownership of the Corporation and an Affiliate. For greater certainty, all outstanding DSUs shall remain valid in accordance with the terms and conditions of this Plan and are not affected by reason only that, at any time, any corporation, partnership or trust ceases to be an Affiliate.

(e)	Expenses – All expenses in connection with the Plan shall be borne by the Corporation.

(f)	Unfunded Plan –This Plan shall be unfunded. Although DSU Accounts may be established with respect to Designated Participants, any such accounts shall be used merely as a bookkeeping convenience. The Corporation shall not be required to segregate any assets that may at any time be represented by Common Shares, cash or rights thereto, nor shall this Plan be construed as providing for such segregation. Any liability or obligation of the Corporation to any Designated Participant with respect to a DSU under this Plan shall be based solely upon any contractual obligations that may be created by this Plan, and no such liability or obligation of the Corporation shall be deemed to be secured by any pledge or other encumbrance on any property of the Corporation. Neither the Corporation nor the Board nor any Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

13.	Governing Law

The Plan shall be governed by and construed in accordance with the laws in force in the Province of Alberta.

14.	Effective Date

The Plan is made effective as of January 1, 2019 (the "Effective Date"), as amended and restated effective as of February 27, 2019.

SCHEDULE "A"

VERMILION ENERGY INC.

DEFERRED SHARE UNIT PLAN

ELECTION NOTICE

Vermilion Energy Inc. (the "Corporation") pays Annual Remuneration and Meeting Fees (each as defined in the Vermilion Energy Inc. Deferred Share Unit Plan (the "Plan")) to each member of the board of directors (the "Board") of the Corporation and other Designated Participants.

Capitalized terms used but not defined herein shall have the meanings attributed to such terms in the Plan.

Subject to certain election restrictions set out in the Plan, the undersigned may elect to receive his or her Annual Remuneration and Meeting Fees in the form of DSUs, cash or Market-Purchased Shares or a combination thereof.

In order to receive the election set forth herein, a completed Election Notice must be received no later than the last Business Day prior to the end of the calendar year preceding the calendar year in which such election is to apply. In the case of a newly appointed or elected Director or other new Designated Participant, an Election Notice must be completed, signed and delivered to the Corporation as soon as possible, and, in any event, no later than 30 days after the Designated Participant’s appointment or election, with such Election Notice to be effective as of the first day of the fiscal quarter immediately following the date of the Corporation’s receipt of the Election Notice and shall continue in effect until the last day of the calendar year in which such new Designated Participant is appointed or elected.

I, _________________________ ,	the undersigned Designated Participant acknowledge that:

1.	I have received and reviewed a copy of the Plan and agree to be bound by the terms and conditions thereof.

2.	I hereby confirm that:

☐	I am not subject to the Share Ownership Requirement;

☐	I have met the Share Ownership Requirement, in which case I am required to elect to allocate a minimum of 25% of my Annual Remuneration for 20 to DSUs; or

☐	I have not met the Share Ownership Requirement, in which case I am required to elect to allocate a minimum of 50% of my Annual Remuneration for 20 to DSUs.

3.	I hereby elect to receive my Annual Remuneration for 20 as follows:

(i)	DSUs:	(%)

(ii)	Cash:	(%)

(iii)	Market-Purchased Shares:	(%)

Total:	100%

A- 1 -

4.	I hereby elect to receive my Meeting Fees for 20 as follows:

(i)	DSUs:	(%)

(ii)	Cash:	(%)

(iii)	Market-Purchased Shares:	(%)

Total:	100%

5.	I acknowledge and understand that this election is irrevocable for the fiscal year in respect of which it is being made.

6.	I acknowledge and understand that I will receive my Annual Remuneration and Meeting Fees on a quarterly basis in arrears in accordance with my election in Section 3 of this Election Notice, and that if the Date of Termination occurs during a calendar quarter, my Annual Remuneration and Meeting Fees for that quarter will be prorated.

7.	The value of a DSU at any time is based on the Fair Market Value of a Common Share and is not guaranteed and, accordingly, the value of Common Shares or cash payment when received, as applicable, may be higher or lower than the value of the DSU at the time it was credited to my DSU Account under the Plan.

8.	I will be liable for all applicable income and other taxes and deductions when DSUs are redeemed in accordance with the terms of the Plan. Payments under the Plan will be net of applicable withholding taxes. I understand that the Corporation is making no representation to me regarding taxes applicable to me under this Plan and that it is my responsibility to confirm the tax treatment of the DSUs or any payment under the Plan with my own tax advisor.

9.	No funds will be set aside to guarantee the payment of any amounts due under the Plan. Future payments from the Plan are an unfunded liability recorded on the books of the Corporation. Any rights under the Plan by virtue of a grant of DSUs shall be no greater than the rights of an unsecured creditor.

10.	I am receiving DSUs solely in my capacity as a Designated Participant.

Date	Witness Signature

Signature of Designated Participant

Name of Designated Participant (please print)	Witness Name (please print)

A- 2 -

SCHEDULE "B"

VERMILION ENERGY INC.

DEFERRED SHARE UNIT PLAN

REDEMPTION NOTICE
(FOR DESIGNATED PARTICIPANTS OTHER THAN U.S. PARTICIPANTS)

Vermilion Energy Inc. (the "Corporation") pays Annual Remuneration and Meeting Fees (each as defined in the Vermilion Energy Inc. Deferred Share Unit Plan (the "Plan")) to each non-employee member of the board of directors (the "Board") of the Corporation and other specified non-employee service providers, a percentage of which is paid in DSUs.

Capitalized terms used but not defined herein shall have the meanings attributed to such terms in the Plan.

In order to redeem the DSUs as set out in this Redemption Notice, a completed Redemption Notice must be received prior to a Designated Participant’s Date of Termination.

I,                          , the undersigned Designated Participant:

1.	acknowledge that I have received and reviewed a copy of the Plan and agree to be bound by the terms and conditions thereof;

2.	confirm that I am not a U.S. Participant;

3.	acknowledge that under the Plan, I am only permitted to select up to two separate dates as of which either a portion or all of the DSUs credited to my DSU Account will be redeemed, and that such Redemption Date(s) must fall within the parameters specified in Section 5(d)(ii) of the Plan;

4.	hereby elect to redeem the DSUs credited to my DSU Account as follows:

Number of DSUs to be Redeemed (specify whole percentage or whole number)	Redemption Date

5.	acknowledge that I will receive on the Redemption Date, at the Board’s sole discretion in accordance with the Plan: (A) a cash amount equal to the aggregate Fair Market Value of such Common Shares as at the Redemption Date; (B) the number of the Common Shares (issued from treasury) equal to the number of DSUs credited to my DSU Account as of the Redemption Date (as adjusted pursuant to the Plan); or (C) a combination thereof, in each case in consideration for my surrender to the Corporation of the DSUs;

6.	acknowledge and understand that I am required to file this Redemption Notice with the Corporation prior to the Date of Termination, and that if I fail to file this Redemption Notice prior to such Date of Termination or if I fail to elect a Redemption Date(s) within the parameters specified in Section 5(d)(ii), I will be deemed to have filed with the Corporation a single Redemption Notice electing to redeem all of the DSUs credited to my DSU Account on a single Redemption Date which will, subject to Section 5(d)(i), be the date which is six months after my Date of Termination; and
B- 1 -

7.	acknowledge and understand that this Redemption Notice is irrevocable for the DSUs in respect of which it is being made.

Date	Witness Signature

Signature of Designated Participant

Name of Designated Participant (please print)	Witness Name (please print)

B- 2 -

SCHEDULE "C"

VERMILION ENERGY INC.

DEFERRED SHARE UNIT PLAN

TERMS AND CONDITIONS FOR U.S. PARTICIPANTS
(EFFECTIVE JANUARY 1, 2019)

The Board of Directors (the "Board") of Vermilion Energy Inc. (the "Corporation") established the Deferred Share Unit Plan (the "Plan") to provide for the issuance of Deferred Share Units ("DSUs") to non-employee directors and other specified non-employee service providers of the Corporation and its Affiliates.

In accordance with Section 10 of the Plan, the Board has determined it is necessary and appropriate to adopt additional terms and conditions under the Plan applicable to Designated Participants (as such term is defined in the Plan) who are citizens or residents of the United States ("U.S. Participants") in order that the Plan comply with the applicable provisions of Section 409A of the United States Internal Revenue Code of 1986, as amended (the "Code"), and United States federal and state securities laws.

These "Terms and Conditions for U.S. Participants" (the "U.S. Terms and Conditions") set forth additional terms and conditions for U.S. Participants eligible to participate in the Plan and shall supersede and override any conflicting provision in the Plan to the extent such provision affects a U.S. Participant.

1.	Incorporation of Plan

The Plan is hereby incorporated by reference in its entirety into the U.S. Terms and Conditions, subject to and as modified by the supplemental terms and conditions set forth herein. Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Plan.

2.	Definitions

Initially capitalized terms used in the U.S. Terms and Conditions (and not defined in this Section 2 or in the Preamble), will have the meanings ascribed to such terms in the Plan. Reference to the singular will include references to the plural.

For the purposes of the U.S. Terms and Conditions, the following words and phrases will have the meanings indicated:

(a)	"Entry Date" means, with respect to a U.S. Participant, the date on which such U.S. Participant is first eligible to participate in the Plan.

(b)	"Initial DSUs" means any DSUs credited to a U.S. Participant’s DSU Account on or before December 31 of the calendar year that includes the U.S. Participant’s Entry Date.

(c)	"Section 409A" means Section 409A of the Code, including any amendments or successor provisions to that section and any regulations and other administrative guidance thereunder, in each case as they, from time to time, may be amended or interpreted through further administrative guidance.

(d)	"U.S. Securities Act" means the U.S. Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as it may be amended from time to time.

3.	Coverage

The Plan, as modified and supplemented by these U.S. Terms and Conditions, shall apply to each U.S. Participant who is eligible to participate in the Plan.

C- 1 -

4.	Redemption of DSUs

(a)       A U.S. Participant shall make his or her redemption election pursuant to a Redemption Notice substantially in the form attached as Exhibit A and these U.S. Terms and Conditions. For the purposes of these U.S. Terms and Conditions, a U.S. Participant’s "Date of Termination" shall be the later of (a) the actual date the U.S. Participant ceases to be a director or officer of the Corporation or any Affiliate, as applicable, and (b) the date on which the U.S. Participant incurs a "separation from service" from the Corporation within the meaning of Section 409A. In addition, if the U.S. Participant is a "specified employee" (within the meaning of Section 409A) of the Corporation on his or her Date of Termination, no DSUs credited to the U.S. Participant’s DSU Account will be redeemed before the date that is six (6) months following the U.S. Participant’s Date of Termination.

(b)       With respect to any Initial DSUs credited to a U.S. Participant’s DSU Account, the U.S. Participant must file with the Corporation a complete and correct Redemption Notice no later than 30 days following the U.S. Participant’s Entry Date. Any Initial DSUs that are not covered by a timely, complete and correct Redemption Notice filed with the Corporation will be redeemed in accordance with the rules set forth in Section 5(d)(iii) of the Plan.

(c)       With respect to any DSUs (other than Initial DSUs) credited to a U.S. Participant’s DSU Account after December 31 of the calendar year that includes the U.S. Participant’s Entry Date, the U.S. Participant must file with the Corporation a complete and correct Redemption Notice no later than December 31 of the calendar year immediately preceding the calendar year in which such DSUs are credited to the U.S. Participant’s DSU Account. Any such DSUs that are not covered by a timely, complete and correct Redemption Notice filed with the Corporation will be redeemed in accordance with the rules set forth Section 5(d)(iii) of the Plan.

(d)       If a Redemption Date selected by a U.S. Participant falls within a Black-Out Period (not including Black-Out Periods imposed due to a cease trade order), then such Redemption Date shall be earlier of (a) ten (10) Business Days from the date the Black-Out Period ends or (b) December 31 of the calendar year of the scheduled Redemption Date.

5.	Section 409A

DSUs credited under the Plan to U.S. Participants are intended to comply with Section 409A and the Plan will be construed and administered accordingly. Notwithstanding any other provision of the Plan, payments provided under the Plan may be made only upon an event and in a manner that complies with Section 409A or an applicable exemption. The applicable provisions of Section 409A are hereby incorporated by reference into the Plan with respect to DSUs credited to the DSU Accounts of U.S. Participants and shall control over any provision in conflict therewith. Nothing in the Plan or these U.S. Terms and Conditions is or contains a representation to any U.S. Participant regarding the tax consequences of the grant, settlement, or sale of any DSU (or the Common Shares underlying such DSU), and should not be interpreted as such. In no event shall the Corporation or any of its Affiliates be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by a U.S. Participant on account of non-compliance with Section 409A.

6.	Legal Compliance

The Common Shares issuable under the Plan will be issued in compliance with all applicable laws, including, without limitation, the U.S. Securities Exchange Act of 1934, as amended, the U.S. Securities Act, and any other applicable U.S. laws. Any resale or transfer of Common Shares issued to a U.S. Participant under the Plan must also comply with all applicable laws governing the resale or transfer of the Common Shares. The Corporation may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any sales of Common Shares issued to a U.S. Participant under the Plan or other subsequent transfers by a U.S. Participant of any such Common Shares, including without limitation (a) restrictions that may be necessary in the absence of an effective registration statement under the U.S. Securities Act, and (b) restrictions as to the use of a specified brokerage firm or other agent for such sales or transfers.

C- 2 -

7.	Amendments

Without limiting Section 9 of the Plan, the Corporation retains the right to amend these U.S. Terms and Conditions and/or any DSU issued to a U.S. Participant to the extent necessary or appropriate to comply with U.S. law.

C- 3 -

Exhibit A

VERMILION ENERGY INC.

DEFERRED SHARE UNIT PLAN

REDEMPTION NOTICE
(FOR DESIGNATED PARTICIPANTS WHO ARE U.S. PARTICIPANTS)

Vermilion Energy Inc. (the "Corporation") pays Annual Remuneration and Meeting Fees (each as defined in the Vermilion Energy Inc. Deferred Share Unit Plan (the "Plan")) to each non-employee member of the board of directors (the "Board") of the Corporation and other specified non-employee service providers of the Corporation, a percentage of which is paid in DSUs.

Capitalized terms used but not defined herein shall have the meanings attributed to such terms in the Plan, as modified by the U.S. Terms and Conditions.

In order to redeem the DSUs as set out in this Redemption Notice, a completed Redemption Notice must be received prior to a Designated Participant’s Date of Termination.

I,                          , the undersigned Designated Participant:

1.            acknowledge that I have received and reviewed a copy of the Plan (including the U.S. Terms and Conditions) and agree to be bound by the terms and conditions thereof;

2.            confirm that I am a U.S. Participant;

3.           acknowledge that under the Plan, I am only permitted to select up to two separate dates as of which either a portion or all of the DSUs credited to my DSU Account will be redeemed, and that such Redemption Date(s) must fall within the parameters specified in Section 5(d)(ii)(B) – (D) of the Plan;

4.            hereby elect to redeem the DSUs credited to my DSU Account as follows:

Number of DSUs to be Redeemed (specify whole percentage or whole number)	Redemption Date

5.            acknowledge that I will receive on the Redemption Date, at the Board’s sole discretion in accordance with the Plan: (A) a cash amount equal to the aggregate Fair Market Value of such Common Shares as at the Redemption Date; (B) the number of the Common Shares (issued from treasury) equal to the number of DSUs credited to my DSU Account as of the Redemption Date (as adjusted pursuant to the Plan); or (C) a combination thereof, in each case in consideration for my surrender to the Corporation of the DSUs;

6.            acknowledge and understand that I am required to file this Redemption Notice with the Corporation:

(a)       no later than 30 days following my Entry Date with respect to any Initial DSUs covered by this Redemption Notice; and

(b)       with respect to any other DSUs covered by this Redemption Notice, no later than December 31 of the calendar year immediately preceding the calendar year in which such DSUs will be credited to my DSU Account;

7.            acknowledge and understand that if I fail to timely file this Redemption Notice or if I fail to elect a Redemption Date(s) within the parameters specified in Section 5(d)(ii)(B) – (D), I will be deemed to have filed with the Corporation a single Redemption Notice electing to redeem all of the DSUs credited to my DSU Account on a single Redemption Date which will, subject to Section 5(d)(i), be the date which is six months after my Date of Termination; and

8.            acknowledge and understand that this Redemption Notice will become irrevocable on the applicable deadline date specified in paragraph 5, above.

Date	Witness Signature

Signature of Designated Participant

Name of Designated Participant (please print)	Witness Name (please print)

SCHEDULE "D"

VERMILION ENERGY INC.

DEFERRED SHARE UNIT PLAN

CERTIFICATE OF U.S. PARTICIPANT

This Certificate is delivered pursuant to Section 12(b) of the Deferred Share Unit Plan of Vermilion Energy Inc. (the "Corporation"), and evidences that the undersigned,                             , being the holder (the "DSU Holder") of "deferred share units" (the "DSUs") which may entitle the DSU Holder to receive certain shares (the "Common Shares") of the capital stock of the Corporation upon such term, conditions and price as set forth in the Plan, hereby represents, warrants, acknowledges and affirms as follows:

1.             the undersigned is a resident of the United States of America; and

2.             the undersigned, in his/her capacity as a Designated Participant of the Corporation, has had full access to the books and records of the Corporation; has had the opportunity to access and review the Corporation's public Internet filings on the System for Electronic Document Analysis and Retrieval at www.sedar.com, the Electronic Data Gathering and Retrieval System at www.sec.gov, and to consult with his/her legal and tax advisors with regard thereto; has been offered the opportunity to ask questions and receive answers from management concerning the Corporation and its securities; and that any request for such information has been complied with to the undersigned's satisfaction; and

3.             the undersigned understands and agrees that all certificate(s) representing any Common Shares issued in respect of the DSUs will be endorsed with, and be subject to the terms and conditions of, the following U.S. restrictive legend:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF VERMILION ENERGY INC. ("THE CORPORATION") THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE LAWS; (C) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT, (D) WITHIN THE UNITED STATES IN ACCORDANCE WITH AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 OR 144A THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS, AND THE SELLER HAS FURNISHED TO THE CORPORATION AN OPINION TO SUCH EFFECT, FROM COUNSEL OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE CORPORATION, PRIOR TO SUCH OFFER, SALE OR TRANSFER UNDER (D) OR (E) ABOVE. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

SUBJECT TO APPLICABLE CANADIAN LAW, AND PROVIDED THAT THE FOLLOWING PROCEDURE COMPLIES WITH U.S. SECURITIES LAWS AT THE TIME OF SALE, A NEW CERTIFICATE BEARING NO U.S. RESTRICTIVE LEGENDS MAY BE OBTAINED FROM THE CORPORATION'S REGISTRAR AND TRANSFER AGENT UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE TRANSFER AGENT AND THE CORPORATION, TO THE EFFECT THAT SUCH SALE IS BEING MADE IN ACCORDANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT."

Provided that, if the Common Shares bearing such legend are being sold outside the United States in compliance with Rule 904 of such Regulation S and in compliance with applicable local laws and regulations, the Corporation shall use its reasonable best efforts to cause the legend to be timely removed upon delivery of the certificate and a duly executed declaration to the Corporation's registrar and transfer agent in the form attached hereto as “Exhibit 1” to this Schedule "D" (or as the Corporation may reasonably prescribe from time to time); provided, further, that if any such Common Shares are being sold pursuant to Rule 144 under the U.S. Securities Act, the legend may be removed by delivery to the Corporation's registrar and transfer agent of an opinion of U.S. counsel of recognized standing in form and substance satisfactory to the Corporation, to the effect that the legend is no longer required under applicable requirements of the U.S. Securities Act and applicable state securities laws.

Please issue a certificate for the Common Shares (if any) being issued pursuant to my DSUs as follows:

Name:
(please print)

Address:

Signature of DSU Holder:

Date	Witness Signature

Signature of Designated Participant

Name of Designated Participant (please print)	Witness Name (please print)

EXHIBIT 1 TO SCHEDULE "D"

DECLARATIONS FOR REMOVAL OF U.S. RESTRICTIVE LEGEND

To:	Computershare Investor Services Inc., as registrar and transfer agent for the shares of Vermilion Energy Inc. (the "Corporation")

The undersigned (A) acknowledges that the sale of                      shares of the Corporation, represented by certificate number                   , to which this declaration relates, has been made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "1933 Act"), and (B) certifies that (1) the undersigned is not an "affiliate" (as defined in Rule 405 under the 1933 Act) of the Corporation, or is an “affiliate” solely by virtue of being an officer and/or director thereof; (2) the offer of such securities was not made to a "US Person" or to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of The Toronto Stock Exchange, and neither the seller nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States; (3) in the case of the undersigned being an officer and/or director of the Corporation, no selling concession, fee or other remuneration will be paid in connection with such offer and sale other than the usual and customary broker's commission; and (4) neither the seller nor any person acting on its behalf engaged in any directed selling efforts in connection with the offer and sale of such securities. Terms used herein have the meanings given to them by Regulation S.

Date	Witness Signature

Signature of Designated Participant

Name of Designated Participant (please print)	Witness Name (please print)

Affirmation by Seller's Broker-Dealer

We have read the foregoing representations of our customer with regard to the sale of shares described therein, and on behalf of ourselves we certify and affirm that (A) we have no knowledge that the transaction had been prearranged with a buyer in the United States, (B) the transaction was executed on or through the facilities of The Toronto Stock Exchange and (C) neither we, nor any person acting on our behalf, engaged in any directed selling efforts in connection with the offer and sale of such securities. Terms used herein have the meanings given to them by Regulation S.

Name of Firm

By:
Signature of Authorized officer

Name of Authorized officer (please print)

Date